UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2009

CHECKPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-11257	22-1895850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Wolf Drive, P.O. Box 188
Thorofare, New Jersey, 08086
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 848-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2009, George W. Off informed the Company’s Board of Directors that he would not stand for re-election as a member of the Board of Directors at the Company’s Annual Shareholders Meeting on June 3, 2009, and will retire from the Board of Directors at that time.  Mr. Off confirmed that his resignation was based solely upon personal reasons and was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date: June 8, 2009	By:	/s/ John R. Van Zile
Title: Senior Vice President and General Counsel